UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 1, 2009

MRV COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation)

001-11174 (Commission File No.)	06-1340090 (IRS Employer Identification No.)

20415 Nordhoff Street Chatsworth, California (Address of principal executive offices)	91311 (Zip Code)

Registrant’s telephone number, including area code
(818) 773-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009,  the Board of Directors (the “Board”) of MRV Communications, Inc. (the “Company”) appointed Joan E. Herman to the Board, effective upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2008. In accordance with the Company’s Bylaws, Ms. Herman will stand for election at the Company’s 2009 Annual Meeting of Stockholders along with the other eight directors of the Company.  Ms. Herman has been appointed to serve on the Nomination and Governance Committee and be the Chairperson of the Compensation Committee when she joins the Board.

Joan E. Herman, age 56, is President and Chief Executive Officer of Herman and Associates, LLC, a healthcare and management consulting firm. Prior to assuming this position in August 2008, Ms. Herman served in a variety of positions at WellPoint, Inc., a premier health benefits organization, from 1998 to June 2008.  From October 2007 to June 2008 she was President and CEO of WellPoint’s Consumer Business Unit.  From 1982 to 1998, Ms. Herman served in a variety of roles at Phoenix Life Insurance Company, a provider of life insurance, annuities and investment products.  She last served as Senior Vice President of Strategic Development, where she was responsible for mergers and acquisitions, joint ventures and startups.

Ms. Herman currently serves on the Strategic Advisory Boards of both Bayer Medical Care and Vital Data Technology, and previously served as a director of MCS HMO, a managed health care company in Puerto Rico from 2000 to 2008, as a director and chair of the audit committee of Medix Resources from 2000 to 2003, and as a director of Health Insurance Association of America from 2001 to 2003.

Ms. Herman holds a bachelor of arts in mathematics from Barnard College, a masters degree in mathematics from Yale University and a master of business administration from Western New England College.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At meetings on October 1, 2009 and October 5, 2009, the Board made a number of amendments to the Company’s bylaws (the “Bylaws”).  These amendments, among other things, (i) provided for the majority election of directors in uncontested elections (the Bylaws previously provided for plurality voting for election of directors), (ii) updated the Bylaws in a number of ways to conform to current Delaware and federal law provisions (including allowing for different record dates for notice of and voting at meetings, “householding” provisions, remote access to meetings and posting of the proxy statement on an electronic network following notice to stockholders), (iii) provided that the Board could adopt rules and regulations for the conduct of stockholder meetings and eliminated the provision that a majority of voting interests present at the meeting could change the order of business at the meeting, (iv) provided that the Board could set the annual meeting date (it was previously required to be the third Friday in May and a meeting on any other date would be a special meeting), (v) eliminated the requirement that the stockholders subsequently vote on any increases in the size of the Board implemented by the Board between stockholder meetings, (vi) removed the provision that directors could be removed from office for cause by the other directors, (vii) eliminated the provisions related to the advisory council to the Board, (viii) provided that the Board could set a record date for stockholders wishing to act by written consent, (ix) amended the indemnification provisions to provide for the advancement of expenses solely upon the receipt of an undertaking to repay the expenses if it is ultimately determined that the indemnitee is not entitled to indemnification, and (x) generally updated and modified the Bylaws to bring them more closely in line with the types of provisions generally contained in the bylaws of Delaware corporations.

These amendments to the Bylaws became effective upon approval by the Board.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is being filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

The information provided in Item 5.02 and Item 5.03 to this Current Report on Form 8-K is herein incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of MRV Communications, Inc., dated October 5, 2009.
99.1	Press release of MRV Communications, Inc., dated October 6, 2009.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRV COMMUNICATIONS, INC.

Date: October 6, 2009	By:	/s/ Noam Lotan
Noam Lotan
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of MRV Communications, Inc., dated October 5, 2009.
99.1	Press release of MRV Communications, Inc., dated October 6, 2009.